Private & Confidential

The Directors
Bell Microproducts Limited
Company Number: 03969946
Cox Lane
Chessington
Surrey  KT9 1SJ                                                                                                Date: December  2009

Dear Sirs

Syndicated credit agreement dated 2 December 2002 between (1) Ideal Hardware Limited (now called Bell Microproducts Limited) and Bell Microproducts Europe Export Limited (as Original Borrowers), (2) B.M. Europe Partners C.V., (3) Bell Microproducts BV, (4) Bank of America, National Association (as Arranger, Issuer, Swingline Lender, Agent and Security Trustee) and (5) certain banks and financial institutions (as Original Lenders) (as amended and/or restated from time to time) (the "Credit Agreement").

We refer to (a) the Supplemental Agreement to be entered into on or about the date of this letter (the “Supplemental Agreement”) and (b) the Credit Agreement.

Unless otherwise defined or the context otherwise requires, words and expressions defined in the Credit Agreement shall bear the same meanings when used in this letter.

This letter is the Fee Letter (2009).  Unless otherwise expressly provided in this letter, this letter is supplemental to and does not replace any previous Fee Letter. In addition, for the avoidance of doubt, any fees payable in accordance with the terms of the Credit Agreement or any other Finance Document shall continue to be payable in accordance with the terms of such Finance Document, unless this letter otherwise provides.

In consideration of the term of the amendments to be effected by the Supplemental Agreement, you agree with the Arranger as follows:

(22899080.02)

Amendment Arrangement Fee

BMUK shall pay (or procure that there in paid) to the Arranger for its own account an amendment arrangement fee of £35,000.  Such fee shall be earned and payable in full on the Effective Date. No part of the renewal fee shall be refundable in any circumstances.

This letter shall constitute a Finance Document.

This letter shall be governed by English law.

If the foregoing is in accordance with your understanding, please execute and return the enclosed copy of this letter to us.

Yours faithfully

/s/ Lee Masters
……………………….

for and on behalf of

Bank of America, National Association

(in its capacity as Arranger)

We accept and agree to the above.

Yours faithfully

/s/ Nicholas Lee
……………………….

Director

for and on behalf of

Bell Microproducts Limited